UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K
                                 CURRENT REPORT


     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934


           Date of Report (Date of earliest reported) October 13, 2006


                           Moller International, Inc.
             (Exact name of registrant as specified in its chapter)


         CALIFORNIA                 000-33173               68-0006075
         ----------                 ---------               ----------
(State or other jurisdiction       (Commission           (IRS Employer
      of incorporation             File Number)        Identification No.)


              1222 RESEARCH PARK DRIVE, DAVIS CA               95616
              ----------------------------------               -----
            (Address of principal executive offices)         (Zip Code)


                        Telephone Number: (530) 756-5086
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions :

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

8.01     Other Events

On 22 September 2006, Moller International (the "Company") filed NT 10-K Accession number 0001157523-06-009396 requesting a 15-day extension to the required period for filing its Annual Report on Form 10-KSB for the period ended June 30, 2006.

The Company has experienced unexpected delays in completing the Form 10-KSB. This is the first major filing since engaging a new accounting firm, and providing that firm with all of the required information necessary to allow them to preform a thorough audit of our finances and accounting procedures has taken longer than either party anticipated.

The Company and its new independent registered accounting firm, Malone & Bailey, PC, are actively working together to complete the required steps to finalize the content of the Company's Form 10-KSB.

As a result of the delays, the Company is not able to file its Form 10-KSB by the prescribed extended filing date without unreasonable effort and expense. The Company currently anticipates that it will be able to file the Form 10-KSB on or before October 20, 2006.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Moller International I has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


/s/ Paul S. Moller
-----------------------------
Paul S. Moller, President
(Registrant)


Date:  October 13, 2006